Exhibit 10.4

Amendment to Securities Purchase Agreement

This Amendment to the Securities Purchase Agreement (the “SPA”) entered into between MYDX, Inc (“Company”) and GS Capital Partners, LLC (“GS”) on October 4, 2018 is entered into on October 11, 2018.

WHEREAS, the SPA had required that GS purchase a $75,000 convertible note on or about October 4, 2018 and a second $50,000 convertible note within 30 days thereafter; and

WHEREAS, the parties completed the purchase and sale of the $75,000 convertible note; and

WHEREAS, GS is instead purchasing a second convertible note in the amount of $102,000 in lieu of the second $50,000 convertible note; and

WHEREAS, the parties therefore desire to remove the requirement of purchasing the second $50,000 convertible note such that total purchase under the SPA is $75,000 and not $125,000.

NOW THEREFORE, the parties agree as follows:

1.	All references, obligations, duties and/or rights to purchase the second $50,000 convertible note referenced in the SPA are hereby stricken and of no effect and neither party is under any obligation to perform with respect to the $50,000 convertible note purchase.

All other terms and conditions of the SPA shall remain in full force and effect, unless modified by this Amendment. This amendment shall be governed and construed under the laws of the State of New York, without regard to its conflict of laws provision.

MYDX, INC		GS CAPITAL PARTNERS, LLC

By:	/s/ Daniel Yazbeck	By:
	Daniel Yazbeck, CEO		Gabe Sayegh, Manager